Exhibit 10.1
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Consulting Agreement") is made and entered into on December 2, 2024, by and between Avanos Medical, Inc., a Delaware corporation (together with its affiliates, "Company"), and Blueprint Strategy and Management Consulting, LLC, a Georgia limited liability company ("Consultant").

RECITALS:

WHEREAS, Company desires to engage Consultant as an independent contractor to act as Company’s Interim Chief Financial Officer and to provide such other services as are set forth in the Statement of Work attached hereto as Exhibit A (collectively, the “Consulting Services”);

WHEREAS, Consultant desires to provide the Consulting Services; and

WHEREAS, the parties desire to enter into this Consulting Agreement by establishing the terms and conditions of the consulting relationship between the parties, as provided herein.

NOW, THEREFORE, in consideration of the preceding recitals, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Effective Date. This Consulting Agreement shall be effective as of October 28, 2024 (the "Effective Date").

2.Engagement. Company hereby engages Consultant to provide, and Consultant hereby agrees to render, the Consulting Services upon the terms and conditions hereinafter set forth.

a.Consulting Term. Consultant's provision of Consulting Services shall commence upon the Effective Date and shall continue until the first to occur of the following: (i) May 31, 2025; (ii) any earlier date specified by either party on thirty (30) days’ prior written notice provided to the other party; or (iii) Consultant's death or Disability (the "Consulting Term"). This Consulting Agreement will terminate at the end of the Consulting Term (except for those provisions that specifically survive the expiration or termination of this Consulting Agreement). By mutual written agreement, the parties may extend the Consulting Term at any time prior to its expiration. For purposes of this Consulting Agreement, the term "Disability" means the inability of Consultant to perform the Consulting Services hereunder due to a physical or mental impairment, as determined by an independent qualified physician (who may be engaged by Company), for a thirty (30) consecutive day period or for an aggregate of sixty (60) days during any one hundred eighty (180) day period. The termination or expiration of this Consulting Agreement shall not affect the vested rights of any party hereto existing as of the date of such termination or expiration, or other obligations expressly intended to survive the termination or expiration hereof.

b.Independent Contractor Relationship. In accordance with the mutual intentions of Company and Consultant, this Consulting Agreement establishes between

Company and Consultant an independent contractor relationship, and all of the terms and conditions of this Consulting Agreement shall be interpreted in light of that relationship. The parties expressly agree that Consultant is performing the consulting Services as an independent contractor of Company and not as an officer, employee, partner or agent of Company. There is no intention to create an employer--employee relationship between Company and Consultant. Consultant shall use his own means and methods to undertake the Consulting Services and shall not be under the day-to-day supervision of Company or its officers or employees.

c.Taxes; Benefits; Withholdings. Consultant shall be responsible for all taxes arising from the Consulting Fees (as defined below) or other amounts paid under this Consulting Agreement. Neither federal, state nor local income tax, nor payroll tax of any kind, nor any other type of deduction or imposition whatsoever shall be withheld or paid to any taxing authorities by Company during the Consulting Term on behalf of Consultant. In the event that Company is required to pay any such amounts or related penalties or fines, Consultant agrees to hold harmless and indemnify Company in full for all such amounts and related penalties and fines incurred by Company. Company shall not pay, deduct, reimburse, nor withhold for, any employee benefits or fringe benefits for Consultant, including, but not limited to, retirement contributions, health insurance or other benefits, and Consultant shall not be entitled to any benefits provided by Company to its employees.

d.     Consulting Services; Statement of Work

1)The Statement of Work attached hereto as Exhibit A (the “Statement of Work” or “SOW”) describes the Consulting Services and the compensation to be paid by Company to Consultant in consideration of his performance of the Consulting Services.

2)In his role as Company’s Interim Chief Financial Officer, Consultant shall report to Company’s CEO (as defined below). Although Consultant shall report to, and be subject to, the general supervision of the CEO, he shall not be subject to the day-to-day supervision by the CEO or any other employee of Company. Performance of the Consulting Services shall at all times be subject to the parameters set forth in the Statement of Work. The Consulting Services will be rendered at Company's offices in Alpharetta, Georgia or such other location(s) as Company may reasonably request, and will include such travel as may be requested by the CEO. As used herein, the term “CEO” means Company’s Interim Chief Executive Officer or, if a permanent Chief Executive Officer is appointed during the Consulting Term, Company’s Chief Executive Officer.

3)Consultant acknowledges and agrees that the Consulting Services may be used by Company on behalf of itself and, at no additional expense to Company, for the benefit of Company and its subsidiaries and Affiliates world-wide.

3.Standard of Conduct. Consultant shall perform the Consulting Services to Company’s satisfaction using the highest professional standards required of professionals performing similar services.

4.Record Keeping; Consulting Fees; Billing. Consultant shall keep such records of the Consulting Services performed, and shall bill and be paid for the Consulting Services as follows:

a.In consideration for Consultant’s performance of the Consulting Services in accordance with this Consulting Agreement and the SOW, Company will pay Consultant the fees (“Consulting Fees”) set forth in the SOW. Consultant shall invoice Company for the Consulting Fees as set forth in the SOW. Except as set forth in this Section 4(a), Consultant will not be entitled to any compensation or benefit from Company or any other party for the Consulting Services performed by Consultant hereunder.

b.Company will not be responsible for the payment of additional Consulting Fees for any extension period caused by circumstances within Consultant’s control or by any force majeure event. Any material failure of Consultant to complete the Consulting Services or deliverables set forth in the Statement of Work shall be a material default under this Consulting Agreement.

c.Consultant acknowledges and agrees that this Consulting Agreement and any related information, including payments made and expenses reimbursed hereunder, may be disclosed by Company to third parties voluntarily or as required by federal or state statutes or regulations.

5.Termination. This Consulting Agreement shall be terminated upon the occurrence of the first event ending the Consulting Term in accordance with Section 2(a). Upon termination, Consultant shall submit a final report relating to all Consulting Services performed, and an invoice for unreimbursed expenses incurred, from the date of the immediately prior report or invoice, up until the date of termination and shall further promptly return to Company all Company property as contemplated by Section 9 below. Company shall pay any remaining Consulting Fees and final invoice in accordance with the SOW. Notwithstanding anything herein to the contrary, this Consulting Agreement and the SOW shall terminate upon the occurrence of any of the following events:

a.Company may terminate this Consulting Agreement and the SOW pursuant to it, at any time for cause in the event of Consultant's breach of the Consulting Agreement or the SOW or failure to adequately perform the Consulting Services in a professional, workman-like manner or in the event that Consultant commits a felony, or commits a fraudulent act with respect to Company, or misappropriates or embezzles Company’s property, or commits gross negligence in the performance of the Consulting Services;

b.Consultant may terminate this Consulting Agreement and the SOW at any time for cause in the event of Company’s breach of this SOW or the Consulting Agreement, provided however, that Consultant shall first provide Company with written notice of such breach or failure and allow company thirty (30) days to cure the same.

6.Limitations On Authority. Without the prior consent of the CEO or another authorized representative of Company, Consultant shall not have the power or authority to: (i) execute any binding agreement on behalf of Company or (ii) otherwise obligate Company.

7.No Other Employment. Company’s engagement of Consultant is intended to be a full-time assignment. Consultant shall not enter into any agreement, arrangement or understanding that would conflict with this Consulting Agreement or the SOW which would prevent Consultant from performing his obligations hereunder.

8.Confidentiality Obligations.

a.Consultant acknowledges that he will have access to Company Information (as defined below). In consideration of receipt of the Consulting Fees and the other mutual promises contained in this Consulting Agreement and access to Company's customers, Consultant agrees not to disclose, publish, or disseminate any Company Information, or use any Company Information for the benefit of any person or entity other than Company, except as specifically required to perform the Consulting Services or as otherwise specifically authorized by Company. Consultant understands and agrees to use his best efforts to safeguard the confidentiality of Company Information, even following the expiration of the Consulting Term.

b.With respect to all Company Information, Consultant acknowledges that his confidentiality obligations described herein shall continue even after the Term expires (regardless of the reason for or manner of expiration) and for so long as the information at issue remains Confidential Information or a Trade Secret (as defined below), as applicable.

c.Consultant understands and acknowledges that nothing in this Consulting Agreement is intended to prohibit or discourage Consultant from reporting any violation, or suspected violation, of any state or federal law to the appropriate governmental agency, and that Consultant will not be subject to any form of retaliation for her good faith reporting of any such violation or suspected violation.

d.18 U.S.C. §1833(b) provides, "An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal." Nothing in this Consulting Agreement, any other agreement executed by Consultant, or any Company policy is intended to conflict with this statutory protection.

9.Return of Company Property; Cooperation.

a.Consultant agrees that all Company Information is the exclusive property of Company and that Consultant has no rights in or to Company Information. Upon expiration of the Consulting Term, regardless of the reason for or manner of termination, Consultant agrees to immediately deliver to Company: (i) all originals and electronic and paper copies of all documents and records that may contain Company Information, regardless of where such documents and records are stored, including USB drives, external hard drives, and/or cloud-based storage (for which Consultant agrees to provide any necessary passwords); (ii) all property of any nature whatsoever that relates to Company Information or Business Ideas, including Business activities, customers, or prospective customers of Company, whether prepared by Consultant or others; and (iii) all property of any nature whatsoever that is in Consultant's possession, custody or control, and that is the property of Company (e.g., cellular phones, credit cards, access cards, and computers or other equipment). After returning any electronic copies of such documents to Company, any remaining electronic versions shall be deleted from personal electronic devices (e.g., personal computers, phones, tablets, etc.).

b.Within seven (7) days of the expiration of the Term, Consultant agrees to, if requested, provide Company with a declaration that all Company Information documents, data, and other property has been returned to Company and that all Company Information has been deleted from personal electronic devices (e.g., personal computers, phones, tablets, etc.).

c.Following expiration of the Consulting Term, Consultant agrees that he will fully cooperate with Company and make himself available to consult with Company, answer questions for Company, and provide information as needed by Company from time to time on a reasonable basis, including, but not limited to, cooperation in connection with litigation, audits, investigations, claims, or personnel matters that arise or have arisen over actions or matters that occurred or failed to occur during her period of consultancy. Consultant agrees to assist Company as a witness or during any audit, investigation, or litigation (including depositions, affidavits, and trial) if requested by Company and to meet at reasonable times and places with Company's representatives, agents, or attorneys for purposes of preparing for such activities. To the extent practicable and within the control of Company, Company will use reasonable efforts to schedule the timing of Consultant's participation in any such activities in a reasonable manner to take into account Consultant's then-current employment. Company shall compensate Consultant for the services performed pursuant to this Section 9(c) at the hourly rate of $275.00.

10.Non-Solicitation Obligations. During the Term and for a period of one (1) year following the expiration or termination of the Term, regardless of the reason for or manner of termination, Consultant shall not, either directly or indirectly, solicit or encourage any person employed by Company to leave the employment of Company.

11.Assignment of Business Ideas.

a.Company shall own all rights in all Business Ideas. Therefore, Consultant hereby assigns and agrees to assign to Company all Business Ideas. Consultant shall promptly execute all documents which Company may reasonably require to perfect, maintain, and protect its patent, copyright, and other rights to such Business Ideas throughout the world, and shall provide other reasonable assistance and cooperation as may be necessary for Company to investigate, perfect, maintain, and protect those rights, including assistance and cooperation with litigation relating to any Business Ideas.

b.Even after the expiration of the Consulting Term, Consultant agrees to promptly assign, and hereby assigns, to Company all rights Consultant may have in Business Ideas, and shall promptly execute all documents which Company may reasonably require to investigate, perfect, maintain, and protect its patent, copyright, and other rights to such information throughout the world. Even after the expiration of the Consulting Term, Consultant will continue to make himself reasonably available to assist Company with its efforts to investigate, perfect, maintain, and protect rights in any Business Ideas, including assistance with litigation relating to any Business Ideas. Company shall compensate Consultant for the services performed pursuant to this Section 11(b) at the hourly rate set forth in Section 9(c) and will pay the reasonable pre-approved documented out-of-pocket expenses that Consultant may incur for travel required by Company with respect to those activities.

12.No Assignments. Neither Consultant nor Company may assign nor transfer any rights, nor delegate any duties, under this Consulting Agreement without the prior written consent of the other party, and any attempt of assignment, transfer, or delegation without such consent shall be void.

13.Enforcement, Governing Law, Consent to Jurisdiction, Venue and Selection of Forum; This Consulting Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Georgia, without regard to the conflict of laws principles thereof.

a.In regard to any action to enforce or interpret this Consulting Agreement, or otherwise arising out of or relating to this Consulting Agreement, each party (i) consents and submits to personal jurisdiction and venue in the Superior Court of Fulton County, State of Georgia (referred to as the "Court"); (ii) waives any and all objections to jurisdictions and venue in the Court; and (iii) waives any objection that the Court is an inconvenient forum. Each party further agrees that jurisdiction and venue concerning any legal or equitable action to enforce or interpret this Consulting Agreement, or otherwise arising out of this Consulting Agreement, shall rest exclusively in the Superior Court of Fulton County, State of Georgia, so that any such action shall be brought and defended in Court.

b.Whenever possible, each provision of this Consulting Agreement will be interpreted in such manner as to be effective, valid, and enforceable under applicable law. If any provision of this Consulting Agreement is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from this Consulting Agreement, and such invalidity, illegality, or unenforceability will not affect any other provision of this Consulting Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of competent jurisdiction determines that any of the provisions contained in herein are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of such covenants so as to make the scope of such Section(s) as broad as can be enforced under applicable law.

c.In the event of an anticipated or actual breach by Consultant of Sections 8, 10, and/or 11, Consultant acknowledges and agrees that damages would not be an adequate remedy to compensate Company for the harm to the business of Company and, in such event, Consultant agrees that Company shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Consulting Agreement shall be construed to limit any permanent relief to which Company may be entitled or the damages otherwise recoverable by Company in any such event.

14.Severability. If any provision of this Consulting Agreement or the application thereof is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Consulting Agreement shall remain in full force and effect without regard to the invalidity of such provision, and this Consulting Agreement shall be construed as if such provision had never been contained herein.

15.Section 409A. This Consulting Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Nevertheless, the tax treatment of the benefits provided under the Consulting Agreement is not warranted or guaranteed. Neither Company nor its affiliates, directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Consultant as a result of the application of Section 409A of the Code.

16.Compliance with Laws. The parties are entering into this Consulting Agreement and any other related documents or transactions, with the intent of conducting their relationship in full compliance with all applicable laws, policies or codes, including, but not limited to, federal, state and local Anti-Kickback statutes, Stark laws, any other applicable fraud and abuse provisions, all as periodically amended. Notwithstanding any unanticipated effect of any of the provisions herein, neither party will intentionally conduct itself under the terms of this Consulting Agreement or any related documents or transactions, in a manner which violates any such laws or policies.

17.Waiver; Amendment. No waiver of any breach of any provision of this Consulting Agreement shall be construed to be, or shall be, a waiver of any other breach of this Consulting Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. This Consulting Agreement may be modified only with a written instrument duly executed by each of the parties.

18.Notices. All notices, requests, demands, and other communications required hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered, sent by reputable express delivery service providing international delivery, or if mailed, by certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

If to Company: Avanos Medical, Inc.
5405 Windward Parkway
Alpharetta, Georgia 30004
Attn: General Counsel

If to Consultant: Blueprint Strategy and Management Consulting, LLC
Attn: Warren Machan, Proprietor
12355 Clairmonte Ave
Alpharetta, GA 30009

Notices delivered in person shall be effective on the date of delivery. Notices delivered by express delivery service shall be effective upon the third business day subsequent to sending, and notices delivered by regular mail shall be effective upon the seventh business day subsequent to the postmark date hereof.

19.Entire Agreement; Voiding of Agreement. Except as provided in this Section 19, this instrument constitutes and contains the entire agreement and final understanding between the parties, and supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, covering the subject matter hereof.

20.Section Headings. Section headings are used for ease of reference only and are not controlling.

21.Definitions. The following capitalized terms used in this Consulting Agreement shall have the following meanings ascribed to them:

a."Affiliate" means any entity directly or indirectly controlling or controlled by, or under direct or indirect common control of Company whether now existing, or subsequently created or acquired during the term of this Consulting Agreement. Any subsidiary or Affiliate of Company world-wide which used the Services, whether the right to use passes directly to that entity or not, shall be entitled to all of the rights and interest of Company under this Consulting Agreement and may enforce this Consulting Agreement in its own name.

b."Business" means any business developing, manufacturing, marketing, selling, regulating, or distributing treatments related to products sold or under development by Company and known to Consultant.

c."Business Ideas" means all ideas, concepts, innovations, inventions, data, developments, and works of authorship, whether or not patentable, both technical and business, which Consultant originates, conceives, or develops, either alone or in conjunction with others, at any time during Consultant's period of employment with Company or subsequently, during the Consulting Term, except those which satisfy both of the following criteria: (ii) not originated, conceived, or developed during working hours; and (iii) not originated, conceived, or developed by use of any property of Company, such as tools, supplies, equipment, materials, facilities, or other employees of Company. For the avoidance of doubt, any idea, concept, innovation, invention, data, development, or work of authorship that Consultant originates, conceives, or develops at any time within six (6) months after the expiration of the Consulting Term (for any reason) that does not satisfy all the criteria set forth in the preceding sentence will be presumed to be a Business Idea, unless Consultant can prove otherwise by clear and convincing evidence.

d."Company Information" means Confidential Information and Trade Secrets, collectively.

e."Confidential Information" means all information, knowledge, and data relating to the Business, including, but not limited to, product regulations, operations, business methods, business opportunities, price and cost information, finances, financial data, accounting methods, customer names/lists, customer files, customer prospects, supplier names/lists, prospective suppliers' manufacturer's agents, manufacturer's sales representatives, business plans, purchasing information, sales information, merchandising information, marketing information, formulas, software, firmware, databases, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, engineering, and research and development information, regardless of whether or not the information or data constitutes a Trade Secret, which is or has been disclosed to Consultant or of which Consultant became aware as a consequence of or through her employment by Company or during the Consulting Term and which has value to Company. Confidential Information shall not include any information, knowledge, or data that has been voluntarily disclosed to the public by Company (except where such disclosure has been made by Consultant without authorization) or that has been independently developed and disclosed to the general public by others, or otherwise entered the public domain through lawful means.

f."Trade Secrets" means information of Company Group, without regard to form, including technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans, or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

[Signature page follows]

IN WITNESS WHEREOF, Company and Consultant have each executed and delivered this Consulting Agreement as of the date first shown above.

COMPANY:

Avanos Medical, Inc.

By: /s/ John Cato
Name: John Cato
Title: Vice President, Human Resources
Date: December 2, 2024

CONSULTANT:

Blueprint Strategy and Management Consulting, LLC

By: /s/ Warren Machan
Name: Warren Machan
Title: Proprietor
Date: December 2, 2024

Statement of Work for Consulting Services

This Statement of Work (“SOW”) is effective as of October 28, 2024 (“Effective Date”) and is issued pursuant to and in accordance with the terms and conditions set forth in the Consulting Services Agreement (“Agreement”) by and between Avanos Medical, Inc., (“Avanos”) and Blueprint Strategy & Management Consulting, LLC (“Consultant”) dated December 2, 2024.

1.CONSULTING SERVICES TO BE PERFORMED

a.Consultant shall perform the following consulting services (“Consulting Services”):

i.Consultant shall act as Company’s Interim Chief Financial Officer and provide such additional services as may be reasonably requested from time to time by the CEO (as defined in the Agreement) or any other company representative designated in writing by Company or the CEO (each, a "Company Representative"). Company’s engagement of Consultant is intended to be a full-time assignment, and Consultant shall devote such amount of time to his performance of the Consulting Services as is required to perform such services in accordance with the obligations set out in the Agreement and this SOW.

ii.Without limiting the generality of the foregoing, the scope of the Consulting Services will include:

1.Acting as Company’s principal financial officer and performing all duties customarily related to such position;

2.Assisting with the preparation of Company’s Annual Report on Form 10-K for the year ending December 31, 2024 (the “10-K”);

3.Assisting with the preparation of all Company’s Quarterly Reports on Form 10-Q filed after December 31, 2024 but prior to the expiration of the Consulting Term (as defined in the Agreement) (the “10-Qs”);

4.In his capacity as Company’s principal financial officer, signing the 10-K and 10-Qs and all required certifications relating thereto;

5.Taking the lead in developing Company’s 2025 plan and supporting the development of a strategic portfolio analysis; and

6.Performing such additional services as may be requested by the CEO or any Company Representative.

2.FEE FOR SERVICES

a.In consideration of the Consulting Services provided by Consultant pursuant to this SOW, Company shall pay Consultant a fixed rate of: (i) $45,000 per month during the period beginning on the Effective Date and ending on February 28, 2025 and (ii) $60,000 per month for the period beginning on March 1, 2025 and ending on May 31,

2025. All fees are payable in arrears within fifteen (15) days of Company’s receipt of Consultant’s invoice. Consultant’s fees for a partial month will be appropriately prorated.

b.Consultant hereby agrees to provide Company with a monthly invoice detailing the Consulting Services actually performed by Consultant. Each invoice: (i) will be in such form and by such method as Company may specify from time to time and (ii) will contain an itemized description of the Consulting Services rendered and all applicable charges.

c.In addition to the compensation described in paragraph 2(a) above, Consultant will be eligible to receive: (i) a cash bonus in the amount of $45,000 as soon as administratively possible after February 28, 2025 (the “First Bonus”) and (ii) a cash bonus in the amount of $45,000 as soon as administratively possible after May 31, 2025 (the “Second Bonus”). To be eligible to receive the First Bonus: (i) the Agreement must remain in effect through February 28, 2025 and (ii) Consultant must continue to perform his assigned duties and responsibilities in a satisfactory fashion through February 28. 2025. To be eligible to receive the Second Bonus: (i) the Agreement must remain in effect through May 31, 2025 and (ii) Consultant must continue to perform his assigned duties and responsibilities in a satisfactory fashion through May 31. 2025. Whether Consultant has performed his duties in a satisfactory manner will be determined in the sole discretion of the CEO (as defined in the Agreement).

d.Except as described in paragraphs 2(a) and 2(c) above, Contractor will not be entitled to any other compensation or benefit from Company, including, without limitation, any equity-based incentive compensation.

e.Company agrees to reimburse Consultant for all reasonable travel-related expenses (including airfare, lodging and meals) incurred by Consultant in the performance of the Consulting Services. Notwithstanding the foregoing, Consultant's invoices for reimbursable expenses will be accompanied by an itemized account of such expenses, together with copies of receipts relating thereto.

f.Consultant shall maintain proper and complete records of all Consulting Services provided. Such documentation shall include at a minimum a description of the Consulting Services provided, the hours devoted to providing such services, and the dates such services were provided. Consultant shall permit a representative of Company to examine and copy Consultant’s books and records relating to the Consulting Services performed under this SOW, at regular intervals during regular business hours, to confirm the amounts paid or to be paid by Company.

3.TERM/TERMINATION

The term of this SOW shall commence on the Effective Date and shall terminate at the end of the Consulting Term.

IN WITNESS WHEREOF and intending to be legally bound as of the Effective Date, the parties have executed this Statement of Work as set forth below.

COMPANY:

Avanos Medical, Inc.

By: /s/ John Cato
Name: John Cato
Title: Vice President, Human Resources
Date: December 2, 2024

CONSULTANT:

Blueprint Strategy and Management Consulting, LLC

By: /s/ Warren Machan
Name: Warren Machan
Title: Proprietor
Date: December 2, 2024